UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

CURRENT REPORT

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

Date of Report (Date of Earliest Event Reported): June 22, 2016

Hanger, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10670 (Commission File Number)	84-0904275 (IRS Employer Identification No.)

10910 Domain Drive, Suite 300

Austin, Texas 78758

(Address of principal executive offices (zip code))

(512) 777-3800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐                  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a - 12)

☐                  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13d-4(c))

Item 8.01              Other Events.

Upon the occurrence of certain events or circumstances, Hanger, Inc. (the “Company”) is required to test its goodwill for impairment.  Prompted by a significant decline in the market capitalization of the Company’s common stock following the Company’s announcements included in its Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2016, management engaged a third-party valuation firm to prepare the first step of a two-step interim impairment test of its goodwill as of March 31, 2016.  Based on the results of this first step impairment test, Company management, in consultation with the Audit Committee of the Company’s Board of Directors, has made a preliminary assessment that it is more likely than not that the Company will record a material non-cash goodwill impairment charge in the first quarter of 2016.

The Company will not be able to make a final determination regarding the existence of the impairment charge, the amount of the likely impairment charge or the period in which the impairment charge will occur until the Company has completed its financial accounting for 2014, 2015, and the first quarter of 2016, and has performed the second required step of its goodwill impairment analysis, which will involve the measurement of the impairment amount.

For more information regarding the Company’s filing status with the SEC, please refer to the Company’s Current Reports on Form 8-K filed with the SEC on February 17, 2015, March 23, 2015, June 9, 2015, September 21, 2015, November 12, 2015, February 26, 2016, May 10, 2016, and June 7, 2016.

Disclosures About Forward-Looking Statements

This Form 8-K contains certain “forward-looking statements” relating to the Company. All statements, other than statements of historical fact included herein, are “forward-looking statements,” including statements regarding the timing of filing of, and the outcome of the Company’s work in connection with, completing certain financial statements and other financial data. These forward-looking statements are often identified by the use of forward-looking terminology such as “intends,” “expects” or similar expressions and involve known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks, and uncertainties, and these expectations may prove to be incorrect. Investors should not place undue reliance on these forward-looking statements, which speak only as of the date of this filing. The Company disclaims any intention or obligation to update or revise any forward-looking information, whether as a result of new information, future events or otherwise, except as required by applicable securities laws. These uncertainties include, but are not limited to, the risk that additional information may arise during the course of the Company’s ongoing financial statement preparation and closing processes that would require the Company to make additional adjustments or revisions to its estimates or financial statements and other financial data, to restate further its financial statements and other financial data for current or historical periods, to identify additional material weaknesses, or to take any other necessary action relating to the Company’s accounting practices; the time required to complete the financial statements and other financial data and accounting review; the time required to prepare its periodic reports for filings with the SEC; and any regulatory review of, or litigation relating to, the Company’s accounting practices, financial statements and other financial data or other corporate actions. For additional information and risk factors that could affect the Company, see its Form 10-K for the year ended December 31, 2013 and its Form 10-Q for the quarter ended June 30, 2014 as well as the risk factor set forth in Item 8.01 of the Company’s Current Report on Form 8-K filed February 17, 2015, each as filed with the SEC. The information contained in this filing is made as of the date hereof, even if subsequently made available by the Company on its website or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HANGER, INC.

By:	/s/ Thomas E. Hartman
Thomas E. Hartman
Senior Vice President and General Counsel

Dated: June 22, 2016